UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2005

AMERICAN HOME MORTGAGE SECURITIES LLC (as depositor under a Series 2005-2 Indenture dated as of June 22, 2005, providing for, inter alia, the issuance of Mortgage-Backed Notes Series 2005-2)

American Home Mortgage Securities LLC

(Exact name of registrant as specified in its charter)

Delaware	333-121581	20-0103914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

538 Broadhollow Road Melville, New York		11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (516) 396-7700.

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[_] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 22, 2005, a single series of notes, entitled American Home Mortgage Investment Trust 2005-2, Mortgage-Backed Notes, Series 2005-2 (the “Notes”), were issued pursuant to an indenture, dated as of June 22, 2005 (the “Agreement”), between American Home Mortgage Investment Trust 2005-2, a Delaware statutory trust, as Issuer (the “Issuer”), and The Bank of New York, as Indenture Trustee (the “Indenture Trustee”).

Item 8.01.	Other Events.

Description of the Mortgage Pool

The Notes, issued pursuant to the Agreement, evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting of mortgage loans and home equity revolving lines of credit (the “Mortgage Pool”). The Mortgage Pool is comprised of (i) adjustable-rate and fixed-rate mortgage loans secured by first liens on one- to four-family residential real properties and individual condominium units (the “Mortgage Loans”) and (ii) adjustable-rate home equity revolving lines of credit secured primarily by junior liens on one- to four-family residential real properties and individual condominium units (the “HELOCs”). The Mortgage Loans and HELOCs have an aggregate principal balance of approximately $5,489,013,756 and $232,718,734 respectively.

The tables attached as an exhibit hereto describe certain characteristics of the Mortgage Pool as of July 1, 2005.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN HOME MORTGAGE SECURITIES LLC

By:	/s/ Alan Horn
Name:	Alan Horn
Title:	Executive Vice President

Dated: August 11, 2005

Exhibit No.	Description
99.1	Characteristics of the Mortgage Pool as of July 1, 2005.